Exhibit 99



Contact:
At the Company:                             At the Financial Relations Board:
Philip B. Barr, Jr.                         212-661-8030
Chief Financial Officer                     Analyst Information:  John McNamara
Investor Relations                          Media Information:    Alan Goldsand
401-233-0333                                General Information:  Jeff Bogart


FOR IMMEDIATE RELEASE


                   FORBES RANKS BACOU USA AMONG 200 BEST SMALL
                              COMPANIES IN AMERICA

SMITHFIELD, R.I., November 3, 1998--Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protective equipment, ranks among the 200 best small companies in America, according to Forbes magazine in its issue of November 2, 1998.

     The magazine reviewed more than 2,800 companies whose most recent 12-month sales ranged between $5 million and $350 million. The companies were evaluated on the basis of seven different measures of profitability and growth.

     Bacou was ranked No. 131 overall and achieved top 100 rankings in the four quantitative measures ranked separately in the article. As reported by Forbes, the separate rankings are as follows:

     o 20% five year average return on equity, ranking 95th

     o $181 million of sales for latest 12 months, ranking 76th

     o $23.1 million of net income for latest 12 months, ranking 41st

     o $305 million of market value on October 2, ranking 72nd

     "We are pleased that Forbes, one of the leading business publications in America, has selected Bacou USA as one of the best small companies in America," said Walter Stepan, Vice Chairman, President and Chief Executive Officer of
Bacou USA. "We are a young company with a clear vision of growth within the safety industry. We have been following a well defined business strategy of select acquisitions and internal growth, which has produced the excellent financial results reported by Forbes. It is very gratifying to all of us at Bacou to receive this prestigious ranking and national recognition for the success we have achieved so far."

     Bacou USA, Inc. makes and sells leading brands of products that protect the sight, hearing and respiratory systems of workers against occupational hazards, as well as related instrumentation including vision screeners, gas monitors and computerized test benches for respirators. The company's products, marketed under Uvex(R), Howard Leight(R), Survivair(R), Pro-Tech(R), Biosystems, Titmus(R), LaserVision and Lase-R Shield brand names, are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information are available at the company's Website at http://www.bacouusa.com.

     To receive additional information on Bacou USA, Inc., via fax, at no charge, dial 1-800-PRO-INFO and enter code BAU. For international access, dial 732-544-2850.

                                       ###

     Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, the ability of the company and its key vendors to successfully respond to year 2000 issues and the other risks detailed in the company's prospectus filed March 27, 1996 and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.